Exhibit 4 under Form N-14



           AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION ("Agreement") is made as of June 10, 2004, among MORGAN KEEGAN SELECT FUND, INC., a Maryland corporation ("Corporation"), on behalf of each segregated portfolio of assets ("series") thereof listed under the heading "Acquired Funds" on Schedule A to this Agreement ("Schedule A") (each an "Acquired Fund"), REGIONS MORGAN KEEGAN SELECT FUNDS, a Massachusetts business trust ("Trust"), on behalf of each series thereof listed under the heading "Acquiring Funds" on Schedule A (each an "Acquiring Fund"), and, solely for purposes of paragraph 7.2 hereof, MORGAN ASSET MANAGEMENT, INC. (The Acquired Funds and the Acquiring Funds are sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and Corporation and Trust are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies.")

      The Investment Companies wish to effect two separate reorganizations described in section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("Code"), and intend this Agreement to be, and adopt it as, a "plan of reorganization" within the meaning of the regulations under the Code ("Regulations"). Each reorganization will consist of (1) the transfer of the assets of an Acquired Fund to the Acquiring Fund listed on Schedule A opposite its name (each, a "corresponding Acquiring Fund") in exchange solely for that Acquiring Fund's assumption of that Acquired Fund's liabilities and the issuance to that Acquired Fund of shares of beneficial interest in that Acquiring Fund, (2) the distribution of those shares to that Acquired Fund's shareholders in liquidation of that Acquired Fund, and (3) the termination of that Acquired Fund, all on the terms and conditions hereinafter set forth in this Agreement. (All such transactions involving each Acquired Fund and its corresponding Acquiring Fund are referred to herein as a "Reorganization.") The consummation of one Reorganization shall not be contingent on the consummation of the other Reorganization. (For convenience, the balance of this Agreement will refer only to a single Reorganization, one Acquired Fund, and one Acquiring Fund, but the terms and conditions hereof shall apply separately to each Reorganization and the Funds participating therein.)

      All agreements, representations, actions, obligations, and covenants described herein made or to be taken or undertaken by the Funds are made and shall be taken or undertaken by Corporation on Acquired Fund's behalf and by Trust on Acquiring Fund's behalf.

      Acquired Fund's shares are divided into three classes, designated Class A, Class C, and Class I shares ("Class A Acquired Fund Shares,"
"Class C Acquired Fund Shares," and "Class I Acquired Fund Shares," respectively, and collectively, "Acquired Fund Shares"). Acquiring Fund's shares also are divided into three classes, designated Class A, Class C, and Class I shares ("Class A Acquiring Fund Shares," "Class C Acquiring Fund Shares," and "Class I Acquiring Fund Shares," respectively, and collectively, "Acquiring Fund Shares"). The Funds' identically designated classes of shares are substantially similar to each other.

      In consideration of the mutual promises contained herein, the parties agree as follows:

1.    PLAN OF REORGANIZATION AND TERMINATION

      1.1. Acquired Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund. Acquiring Fund agrees in exchange therefor --

            (a) to issue and deliver to Acquired Fund the number of full and fractional (rounded to the third decimal place) (1) Class A Acquiring Fund Shares determined by dividing Acquired Fund's net value (computed as set forth in paragraph 2.1) ("Acquired Fund Value") attributable to the Class A Acquired Fund Shares by the net asset value ("NAV") of a Class A Acquiring Fund Share (computed as set forth in paragraph 2.2), (2) Class C Acquiring Fund Shares determined by dividing the Acquired Fund Value attributable to the Class C Acquired Fund Shares by the NAV of a Class C Acquiring Fund Share (as so computed), and (3) Class I Acquiring Fund Shares determined by dividing the Acquired Fund Value attributable to the Class I Acquired Fund Shares by the NAV of a Class I Acquiring Fund Share (as so computed); and

            (b) to assume all of Acquired Fund's liabilities described in paragraph 1.3 ("Liabilities").

Such transactions  shall take place at the Closing (as defined in paragraph
3.1).

      1.2.  The  Assets   shall   include  all  cash,   cash   equivalents,
securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Acquired Fund's books, and other property Acquired Fund owns at the Effective Time (as defined in paragraph 3.1).

      1.3. The Liabilities shall include all of Acquired Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Effective Time, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Acquired Fund agrees to use its best efforts to discharge all its known Liabilities before the Effective Time.

      1.4. At or immediately before the Effective Time, Acquired Fund shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 90%) of its investment company taxable income (as defined in section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid) and substantially all of its realized net capital gain (as defined in section 1222(11)), if any, for the current taxable year through the Effective Time.

      1.5. At the Effective Time (or as soon thereafter as is reasonably practicable), Acquired Fund shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1 to its shareholders of record, determined as of the Effective Time (each a "Shareholder" and collectively "Shareholders"), in constructive exchange for their Acquired Fund Shares. Such distribution shall be accomplished by Trust's transfer agent's opening accounts on Acquiring Fund's share transfer books in the Shareholders' names and transferring such Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder, by class (i.e., the account for each Shareholder that holds Class A Acquired Fund Shares shall be credited with the respective pro rata number of Class A Acquiring Shares due that Shareholder, the account for each Shareholder that holds Class C Acquired Fund Shares shall be credited with the respective pro rata number of Class C Acquiring Fund Shares due that Shareholder, and the account for each Shareholder that holds Class I Acquired Fund Shares shall be credited with the respective pro rata number of Class I Acquiring Shares due that Shareholder). All outstanding Acquired Fund Shares, including any represented by certificates, shall simultaneously be canceled on Acquired Fund's share transfer books. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.

      1.6. As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.5, but in all events within six months after the Effective Time, Acquired Fund shall be terminated as a series of Corporation and any further actions shall be taken in connection therewith as required by applicable law.

      1.7. Any reporting responsibility of Acquired Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

      1.8. Any transfer taxes payable on issuance of Acquiring Fund Shares in a name other than that of the registered holder on Acquired Fund's share transfer books of the Acquired Fund Shares constructively exchanged therefor shall be paid by the person to whom such Acquiring Fund Shares are to be issued, as a condition of such transfer.

2.    VALUATION

      2.1. For purposes of paragraph 1.1(a), Acquired Fund's net value shall be (a) the value of the Assets computed as of the close of regular trading on the New York Stock Exchange ("NYSE") on the date of the Closing ("Valuation Time"), using the valuation procedures set forth in its then-current prospectus and statement of additional information ("SAI"), less (b) the amount of the Liabilities as of the Valuation Time.

      2.2. For purposes of paragraph 1.1(a), the NAV per share of each class of the Acquiring Fund Shares shall be computed as of the Valuation Time, using the valuation procedures set forth in Acquiring Fund's then-current prospectus and SAI.

      2.3. All computations pursuant to paragraphs 2.1 and 2.2 shall be made by or under the direction of Morgan Keegan & Company, Inc.

3.    CLOSING AND EFFECTIVE TIME

      3.1.  The  Reorganization,  together  with related acts  necessary to consummate it ("Closing"), shall occur at the Investment Companies' principal office on or about the date set forth on Schedule A or at such other place and/or on such other date as to which they may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time as to which the Investment Companies may agree ("Effective Time"). If, immediately before the Valuation Time, (a) the NYSE is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of Acquired Fund's net value and/or the NAV of an Acquiring Fund Share of any class is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading has been fully resumed and such reporting has been restored.

      3.2. Corporation's fund accounting and pricing agent shall deliver at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Acquired Fund to Acquiring Fund, as reflected on Acquiring Fund's books immediately after the Closing, does or will conform to such information on Acquired Fund's books immediately before the Closing. Corporation's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets it holds will be transferred to Acquiring Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

      3.3. Corporation shall deliver to Trust at the Closing a list of the names and addresses of the Shareholders and the number of outstanding Acquired Fund Shares owned by each Shareholder, all as of the Effective Time, certified by Corporation's Secretary or Assistant Secretary. Trust's transfer agent shall deliver at the Closing a certificate as to the opening of accounts in the Shareholders' names on Acquiring Fund's share transfer books. Trust shall issue and deliver a confirmation to Corporation evidencing the Acquiring Fund Shares to be credited to Acquired Fund at the Effective Time or provide evidence satisfactory to Corporation that such Acquiring Fund Shares have been credited to Acquired Fund's account on Acquiring Fund's share transfer books. At the Closing, each Investment Company shall deliver to the other bills of sale, checks, assignments, stock certificates, receipts, or other documents the other Investment Company or its counsel reasonably requests.

      3.4. Each Investment Company shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4.    REPRESENTATIONS AND WARRANTIES

      4.1.  Corporation represents and warrants as follows:

            4.1.1. Corporation is a corporation that is duly incorporated, validly existing, and in good standing under the laws of the State of Maryland; and its Articles of Incorporation, as amended ("Charter"), are on file with that state's Department of Assessments and Taxation;

            4.1.2. Corporation is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect;

            4.1.3. Acquired Fund is a duly established and designated series of Corporation;

            4.1.4. At the Closing, Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances (except securities that are subject to "securities loans" as referred to in section 851(b)(2) of the Code); and on delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto;

            4.1.5. Acquired Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            4.1.6. Acquired Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Maryland law or any provision of the Charter or Corporation's By-Laws or of any agreement, instrument, lease, or other undertaking to which Corporation (with respect to Acquired Fund) is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Corporation (with respect to Acquired
      Fund) is a party or by which it is bound, except as otherwise disclosed in writing to and accepted by Trust;

            4.1.7. Except as otherwise disclosed in writing to and accepted by Trust, all material contracts and other commitments of or applicable to Acquired Fund (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated, or provision for discharge of any liabilities of Acquired Fund thereunder will be made, at or before the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Acquired Fund may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing;

            4.1.8. Except as otherwise disclosed in writing to and accepted by Trust, (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Corporation's knowledge) threatened against Corporation (with respect to Acquired Fund) or any of its properties or assets attributable or allocable to Acquired Fund that, if adversely determined, would materially and adversely affect Acquired Fund's financial condition or the conduct of its business and
      (b) Corporation knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

            4.1.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Corporation's board of directors, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and this Agreement constitutes a valid and legally binding obligation of Corporation (with respect to Acquired Fund), enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

            4.1.10. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the 1940 Act (collectively, "Federal Securities Laws") for Corporation's execution or performance of this Agreement, except for (a) the filing with the Securities and Exchange Commission ("SEC") of a registration statement by Trust on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus and proxy statement ("Prospectus/Statement"), and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

            4.1.11. On the effective date of the Registration Statement and at the Effective Time, the Prospectus/Statement will
      (a) comply in all material respects with the applicable provisions of the Federal Securities Laws and the regulations thereunder and
      (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Prospectus/Statement made in reliance on and in conformity with information furnished by Trust for use therein;

            4.1.12. Acquired Fund incurred the Liabilities in the ordinary course of its business; and there are no Liabilities other than Liabilities disclosed or provided for in Corporation's financial statements referred to in paragraph 4.1.18 and Liabilities incurred by Acquired Fund in the ordinary course of its business subsequent to June 30, 2003, or otherwise disclosed to Trust, none of which has been materially adverse to the business, assets, or results of Acquired Fund's operations;

            4.1.13.  Acquired  Fund  is a  "fund"  as  defined  in  section
      851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; Acquired Fund will invest its assets at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Acquired Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

            4.1.14. Acquired Fund is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A) of the Code);

            4.1.15. Not more than 25% of the value of Acquired Fund's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

            4.1.16. During the five-year period ending at the Effective Time, (a) neither Acquired Fund nor any person "related" (as defined in section 1.368-1(e)(3) of the Regulations) to it will have acquired Acquired Fund Shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than Acquiring Fund Shares or Acquired Fund Shares, except for shares redeemed in the ordinary course of Acquired Fund's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (b) no distributions will have been made with respect to Acquired Fund Shares, other than normal, regular dividend distributions made pursuant to Acquired Fund's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code;

            4.1.17. Acquired Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended June 30, 2003, have been timely filed and all taxes payable pursuant to those returns have been timely paid; and

            4.1.18. Corporation's audited financial statements for the year ended June 30, 2003, and unaudited financial statements for the six months ended December 31, 2003, delivered to Trust, fairly represent Acquired Fund's financial position as of each such date and the results of its operations and changes in its net assets for the periods then ended.

      4.2.  Trust represents and warrants as follows:

            4.2.1. Trust is a trust operating under a written declaration of trust, the beneficial interest in which is divided into transferable shares ("Business Trust"), that is duly created, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts; and its Amended and Restated Declaration of Trust ("Declaration") is on file with the Secretary of the Commonwealth of Massachusetts;

            4.2.2. Trust is duly registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect;

            4.2.3.      Acquiring   Fund   is  a   duly   established   and
      designated series of
      Trust;

            4.2.4. No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

            4.2.5. The Acquiring Fund Shares to be issued and delivered to Acquired Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein (including the receipt of consideration in exchange therefor exceeding their par value), will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and non-assessable by Trust;

            4.2.6. Acquiring Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            4.2.7. Acquiring Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Massachusetts law or any provision of the Declaration or Trust's By-Laws or of any agreement, instrument, lease, or other undertaking to which Trust (with respect to Acquiring Fund) is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Trust (with respect to Acquiring Fund) is a party or by which it is bound, except as otherwise disclosed in writing to and accepted by Corporation;

            4.2.8.      Except as  otherwise  disclosed  in  writing to and
      accepted by Corporation, (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Trust's knowledge) threatened against Trust (with respect to Acquiring Fund) or any of its properties or assets attributable or allocable to Acquiring Fund that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business and (b) Trust knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

            4.2.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Trust's board of trustees (together with Corporation's board of directors, "Boards"), which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and this Agreement constitutes a valid and legally binding obligation of Trust (with respect to Acquiring Fund), enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

            4.2.10. No governmental consents, approvals, authorizations, or filings are required under the Federal Securities Laws for Trust's execution or performance of this Agreement, except for
      (a) the filing with the SEC of the Registration Statement and a post-effective amendment to Trust's registration statement on Form N1-A and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

            4.2.11. On the effective date of the Registration Statement and at the Effective Time, the Prospectus/Statement will (a) comply in all material respects with the applicable provisions of the Federal Securities Laws and the regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Prospectus/Statement made in reliance on and in conformity with information furnished by Corporation for use therein;

            4.2.12. Acquiring Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; it intends to continue to meet all such requirements for the next taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

            4.2.13.  Following the Reorganization,  Acquiring Fund (a) will continue  Acquired Fund's "historic  business" (within the meaning of section 1.368-1(d)(2) of the Regulations) and (b) will use a significant portion of Acquired Fund's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business; moreover, Acquiring Fund (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and
      (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

            4.2.14. There is no plan or intention for Acquiring Fund to be dissolved or merged into another business or statutory trust or a corporation or any "fund" thereof (as defined in section 851(g)(2) of the Code) following the Reorganization;

            4.2.15. Immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers;

            4.2.16. Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any Acquired Fund Shares;

            4.2.17. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does Acquiring Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to it, have any plan or intention to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person -- with consideration other than Acquiring Fund Shares, any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of such business as required by section 22(e) of the 1940 Act;

            4.2.18. During the five-year period ending at the Effective Time, neither Acquiring Fund nor any person "related" (as defined in section 1.368-1(e)(3) of the Regulations) to it will have acquired Acquired Fund Shares with consideration other than Acquiring Fund Shares;

            4.2.19. Acquiring Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended November 30, 2002, have been timely filed and all taxes payable pursuant to such returns have been timely paid;

            4.2.20. Trust's audited financial statements for the year ended November 30, 2003, delivered to Corporation, fairly represent Acquiring Fund's financial position as of such date and the results of its operations and changes in its net assets for the period then ended; and

            4.2.21. If the Reorganization is consummated, Acquiring Fund will treat each Shareholder that receives Acquiring Fund Shares in connection with the Reorganization as having made a minimum initial purchase of such shares for the purpose of making additional investments therein, regardless of the value of the shares so received.

      4.3.  Each Investment Company represents and warrants as follows:

            4.3.1. The fair market value of the Acquiring Fund Shares each Shareholder receives will be approximately equal to the fair market value of its Acquired Fund Shares it constructively surrenders in exchange therefor;

            4.3.2. Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of
      (1) any portion of their Acquired Fund Shares before the Reorganization to any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to either Fund or (2) any portion of the Acquiring Fund Shares they receive in the Reorganization to any person "related" (within such meaning) to Acquiring Fund, (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Acquired Fund as a series of an open-end investment company, (c) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and (d) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;

            4.3.3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

            4.3.4. The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

            4.3.5. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

            4.3.6. Pursuant to the Reorganization, Acquired Fund will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, Acquired Fund held immediately before the Reorganization. For the purposes of this representation, any amounts Acquired Fund uses to pay its Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except (a) redemptions in the ordinary course of its business required by section 22(e) of the 1940 Act and (b) regular, normal dividend distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code) will be included as assets it held immediately before the Reorganization;

            4.3.7.      None   of   the   compensation   received   by  any
      Shareholder who is an employee of or service provider to Acquired Fund will be separate consideration for, or allocable to, any of the Acquired Fund Shares such Shareholder held; none of the Acquiring Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

            4.3.8.      Immediately   after   the    Reorganization,    the
      Shareholders will not own shares constituting "control" (as defined in section 304(c) of the Code) of Acquiring Fund;

            4.3.9. Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses"); and

            4.3.10. The aggregate value of the acquisitions, redemptions, and distributions limited by paragraphs 4.1.16, 4.2.17, and 4.2.18 will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Acquired Fund at the Effective Time.

5.    COVENANTS

      5.1. Each Investment Company covenants to operate its respective Fund's business in the ordinary course between the date hereof and the Closing, it being understood that:

            (a) such ordinary course will include declaring and paying customary dividends and other distributions and such changes in operations as are contemplated by each Fund's normal business activities and

            (b)  each   Fund  will   retain   exclusive   control   of  the
      composition of its portfolio until the Closing; provided that Acquired Fund shall not dispose of more than an insignificant portion of its historic business assets (as defined above) during such period without Acquiring Fund's prior consent, and the Investment Companies shall coordinate the Funds' respective portfolios so that the transfer of the Assets to Acquiring Fund will not cause it to fail to be in compliance with all of its investment policies and restrictions immediately after the Closing.

      5.2. Corporation covenants that the Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

      5.3. Corporation covenants that it will assist Trust in obtaining information Trust reasonably requests concerning the beneficial ownership of Acquired Fund Shares.

      5.4. Corporation covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) regarding Acquired Fund will be turned over to Trust at the Closing.

      5.5. Each Investment Company covenants to cooperate in preparing the Prospectus/Statement in compliance with applicable federal securities laws.

      5.6. Each Investment Company covenants that it will, from time to time, as and when requested by the other Investment Company, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken all further action, the other Investment Company may deem necessary or desirable in order to vest in, and confirm to, (a) Trust, on Acquiring Fund's behalf, title to and possession of all the Assets, and (b) Corporation, on Acquired Fund's behalf, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

      5.7. Trust covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such state securities laws it may deem appropriate in order to continue Acquiring Fund's operations after the Effective Time.

      5.8. Subject to this Agreement, each Investment Company covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

6.    CONDITIONS PRECEDENT

      Each Investment Company's  obligations  hereunder shall be subject to
(a) performance by the other Investment Company of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other Investment Company contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

      6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by both Boards.

      6.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) either Investment Company deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Investment Company may for itself waive any of such conditions.

      6.3. At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

      6.4. Corporation shall have received an opinion of Kirkpatrick & Lockhart LLP ("K&L") substantially to the effect that:

            6.4.1. Acquiring Fund is a duly established series of Trust, a Business Trust that is duly created and validly existing under the laws of the Commonwealth of Massachusetts with power under the Declaration to own all its properties and assets and, to K&L's knowledge, to carry on its business as presently conducted;

            6.4.2. This Agreement (a) has been duly authorized, executed, and delivered by Trust on Acquiring Fund's behalf and
      (b) assuming due authorization, execution, and delivery of this Agreement by Corporation on Acquired Fund's behalf, is a valid and legally binding obligation of Trust with respect to Acquiring Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

            6.4.3. The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement and the receipt of consideration in exchange therefor exceeding their par value, will be duly authorized and validly issued and outstanding and fully paid and non-assessable by Trust;

            6.4.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate any provision of the Declaration or Trust's By-Laws or of any agreement (known to K&L, without any independent inquiry or investigation) to which Trust (with respect to Acquiring Fund) is a party or by which it is bound or (to K&L's knowledge, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Trust (with respect to Acquiring Fund) is a party or by which it is bound, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Corporation;

            6.4.5. To K&L's knowledge (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Trust on Acquiring Fund's behalf of the transactions contemplated herein, except such as have been obtained under the Federal Securities Laws and such as may be required under state securities laws;

            6.4.6. Trust is registered with the SEC as an investment company, and to K&L's knowledge no order has been issued or proceeding instituted to suspend such registration; and

            6.4.7. To K&L's knowledge (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Trust (with respect to Acquiring
      Fund) or any of its properties or assets attributable or allocable to Acquiring Fund and (b) Trust (with respect to Acquiring Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Acquiring Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Corporation.

In rendering such opinion, K&L may (1) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (2) limit such opinion to applicable federal and state law, and (3) define the word "knowledge" and related terms to mean the knowledge of attorneys then with K&L who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

      6.5. Trust shall have received an opinion of K&L substantially to the effect that:

            6.5.1. Corporation is duly incorporated, validly existing, and in good standing under the laws of the State of Maryland with power under the Charter to own all its properties and assets and, to K&L's knowledge, to carry on its business as presently conducted;

            6.5.2. This Agreement (a) has been duly authorized, executed, and delivered by Corporation on Acquired Fund's behalf and
      (b) assuming due authorization, execution, and delivery of this Agreement by Trust on Acquiring Fund's behalf, is a valid and legally binding obligation of Corporation with respect to Acquired Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

            6.5.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate any provision of the Charter or Corporation's By-Laws or of any agreement (known to K&L, without any independent inquiry or investigation) to which Corporation (with respect to Acquired Fund) is a party or by which it is bound or (to K&L's knowledge, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Corporation (with respect to Acquired Fund) is a party or by which it is bound, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Trust;

            6.5.4. To K&L's knowledge (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Corporation on Acquired Fund's behalf of the transactions contemplated herein, except such as have been obtained under the Federal Securities Laws and such as may be required under state securities laws;

            6.5.5. Corporation is registered with the SEC as an investment company, and to K&L's knowledge no order has been issued or proceeding instituted to suspend such registration; and

            6.5.6. To K&L's knowledge (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Corporation (with respect to Acquired Fund) or any of its properties or assets attributable or allocable to Acquired Fund and (b) Corporation (with respect to Acquired Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Acquired Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Trust.

In rendering such opinion, K&L may (1) rely, as to matters governed by the laws of the State of Maryland, on an opinion of competent Maryland counsel, (2) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (3) limit such opinion to applicable federal and state law, and (4) define the word "knowledge" and related terms to mean the knowledge of attorneys then with K&L who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

      6.6. Each Investment Company shall have received an opinion of K&L, addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, K&L may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which K&L may treat as representations and warranties made to it, and in separate letters addressed to K&L and the certificates delivered pursuant to paragraph
3.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

            6.6.1. Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities, followed by Acquired Fund's distribution of those shares pro rata to the Shareholders constructively in exchange for their Acquired Fund Shares, will qualify as a "reorganization" (as defined in section 368(a)(1)(C) of the Code), and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

            6.6.2. Acquired Fund will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Acquired Fund Shares;

            6.6.3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

            6.6.4.      Acquiring  Fund's  basis in each  Asset will be the
      same as Acquired Fund's basis therein immediately before the Reorganization, and Acquiring Fund's holding period for each Asset will include Acquired Fund's holding period therefor;

            6.6.5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Acquired Fund Shares solely for Acquiring Fund Shares pursuant to the Reorganization; and

            6.6.6. A Shareholder's aggregate basis in the Acquiring Fund Shares it receives in the Reorganization will be the same as the aggregate basis in its Acquired Fund Shares it constructively surrenders in exchange for those Acquiring Fund Shares, and its holding period for those Acquiring Fund Shares will include, in each instance, its holding period for those Acquired Fund Shares, provided the Shareholder holds them as capital assets at the Effective Time.

Notwithstanding subparagraphs 6.6.2 and 6.6.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

      At any time before the Closing, either Investment Company may waive any of the foregoing conditions (except that set forth in paragraph 6.1) if, in the judgment of its Board, such waiver will not have a material adverse effect on its Fund's shareholders' interests.

7.    BROKERAGE FEES AND EXPENSES

      7.1. Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

      7.2. Morgan Asset Management, Inc. or its affiliates will bear the total Reorganization Expenses.

8.    ENTIRE AGREEMENT; NO SURVIVAL

      Neither Investment Company has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement among the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

9.    TERMINATION OF AGREEMENT

      This Agreement may be terminated at any time at or before the Effective Time:

      9.1. By either Investment Company (a) in the event of the other Investment Company 's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or
(c) if the Closing has not occurred on or before July 30, 2004, or such other date as the Investment Companies may agree; or

      9.2.  By the Investment Companies' mutual agreement.

In the event of termination under paragraphs 9.1(c) or 9.2, neither Investment Company (nor its directors/trustees, officers or shareholders) shall have any liability to the other Investment Company.

10.   AMENDMENT

      This Agreement may be amended, modified, or supplemented at any time in any manner mutually agreed on in writing by the Investment Companies; provided that no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders' interests.

11.   MISCELLANEOUS

      11.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to principles of conflict of laws; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

      11.2. Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

      11.3 The parties acknowledge that Trust is a Business Trust. Notice is hereby given that this instrument is executed on behalf of Trust's trustees solely in their capacities as trustees, and not individually, and that Trust's obligations under this instrument are not binding on or enforceable against any of its trustees, officers, or shareholders or any series of Trust other than Acquiring Fund but are only binding on and enforceable against Acquiring Fund's property. Corporation agrees that, in asserting any rights or claims under this Agreement, it shall look only to Acquiring Fund's property in settlement of such rights or claims and not to such trustees, officers, or shareholders.

      11.4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other Investment Company. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


      IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.


                                    MORGAN  KEEGAN  SELECT FUND,  INC.,  on
                                    behalf  of its  series  Regions  Morgan
                                    Keegan Select  Capital  Growth Fund and
                                    Regions Morgan Keegan Select  Financial
                                    Fund


                                    By:  /s/ Carter E. Anthony
                                         Name:  Carter E. Anthony
                                         Title:    President


                                    REGIONS MORGAN KEEGAN SELECT FUNDS,  on
                                    behalf  of its  series  Regions  Morgan
                                    Keegan  Select Mid Cap Growth  Fund and
                                    Regions Morgan Keegan Select Value Fund


                                    By:  /s/ Thomas R. Gamble
                                         Name:  Thomas R. Gamble
                                         Title:    Vice President


                                    Solely for  purposes of  paragraph  7.2
                                    hereof, MORGAN ASSET MANAGEMENT, INC.


                                    By:  /s/ Carter E. Anthony
                                    Name:    Carter E. Anthony
                                    Title:   President and Chief
                                             Investment Officer

                                   SCHEDULE A



    ACQUIRED FUNDS              ACQUIRING FUNDS              CLOSING DATE

   (each a series of       (each a series of Trust)         (on or about)
     Corporation)

Regions Morgan Keegan     Regions Morgan Keegan             June 16, 2004
Select Financial Fund     Select Value Fund
Regions Morgan Keegan     Regions Morgan Keegan             June 23, 2004
Select Capital Growth     Select Mid Cap Growth Fund
Fund